                                  EXHIBIT 99.2

                  JOINT FILING STATEMENT
                  Pursuant to Rule 13d-1(f)

The undersigned acknowledge and agree that the foregoing Amendment No. 1 to
Schedule 13D (the "Amended Schedule 13D") is filed on behalf of each of the undersigned. The undersigned acknowledge that each shall be responsible for the timely filing of any required amendments, and for the completeness and accuracy of the information concerning him or it contained in the Amended Schedule 13D or any subsequent amendment filed by or on behalf of him or it, but shall not be responsible for the completeness and accuracy of the information concerning any others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: November 4, 1997

                                            /s/ GARY L. DAVIDSON
                                            ------------------------------------
                                            Gary L. Davidson

                                            DAVIDSON FAMILY PARTNERSHIP

                                            By:  /s/ GARY L. DAVIDSON
                                                 -------------------------------
                                                 Name: Gary L. Davidson
                                                 Title: Partner


                                            GARY L. DAVIDSON FUNDED REVOCABLE
                                            LIVING TRUST

                                            By:  /s/ GARY L. DAVIDSON
                                                 -------------------------------
                                                 Name: Gary L. Davidson
                                                 Title: Trustee


                                       -7-